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                                                                    EXHIBIT 8(b)
                                                            Draft of Tax Opinion





                                                [Dated as of the Effective Date]



USLIFE Corporation
125 Maiden Lane
New York, New York  10038

                     Proxy Statement of USLIFE Corporation
             Regarding Proposed Merger with Texas Stars Corporation
             ------------------------------------------------------

To Those Concerned:

          We are acting as your special counsel in connection with the filing with the Securities and Exchange Commission of your Notice of Special Meeting of Shareholders and Proxy Statement (the "Proxy Statement") relating to the proposed merger (the "Merger") of Texas Stars Corporation ("Texas Stars"), a New York corporation and wholly-owned subsidiary of American General Corporation, a Texas corporation ("American General"), with and into USLIFE Corporation, a New York corporation ("USLIFE"), pursuant to an Agreement and Plan of Merger, dated as of February 12, 1997, by and among USLIFE, American General, and Texas Stars.

          We hereby confirm our opinion as set forth in the Proxy Statement under the heading "THE PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger."

          This opinion is limited to the federal law of the United States and administrative rulings of the Internal Revenue Service as in effect on the date hereof. We have no obligation to advise you or any other person of changes in law or in the administrative rulings of the Internal Revenue Service that occur after the date hereof.

          We are delivering this opinion to you, and without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to the Proxy Statement and to the use of our name under the heading "THE PROPOSED MERGER--Certain Federal Income Tax Consequences of the Merger" in the Proxy Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,